UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2016
RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2016, Anthony C. Cherbak, President and Chief Executive Officer (“CEO”) of Resources Connection, Inc. (the “Company”), notified the Company of his intention to retire as CEO of the Company due to recent health issues, effective October 7, 2016.  Mr. Cherbak will continue to serve the Company as a member of the Board of Directors.  He is currently up for reelection at the Company’s 2016 Annual Meeting of Shareholders for a three-year term expiring at the annual meeting in 2019.  The Board continues to recommend Mr. Cherbak for election.  Following his retirement as CEO, Mr. Cherbak will enter into a part-time employment arrangement with the Company to serve as a Special Advisor during a transition period.  The terms and conditions of that arrangement will be disclosed on a future date when they are finalized.

Concurrent with Mr. Cherbak’s retirement as CEO, the Board of Directors has activated its formal Emergency Succession Plan and appointed Kate W. Duchene, 53, to the role of Interim CEO.  Ms. Duchene has most recently held the role of Chief Legal Officer, Executive Vice President, Human Resources & Secretary, for the Company, positions she has held since 2000.   In 2012, Ms. Duchene also assumed leadership and financial responsibility for the Company’s legal consulting business, RGP Legal.  Ms. Duchene is a graduate of Stanford University and received her law degree from New York University School of Law.  Ms. Duchene will be a candidate for the permanent CEO role, along with other senior leaders at the Company who have been identified in the Company’s Succession Plan.  The Board has formed a Search Committee to determine the search strategy and to select the Company’s permanent CEO.  The search may extend to external candidates.

There are no arrangements or understandings between Ms. Duchene and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Duchene and any director or executive officer of the Company, and Ms. Duchene does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The full text of the Company’s press release, “Resources Connection, Inc. Reports Unexpected CEO Change,” issued on October 5, 2016, is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

Exhibit 99.1 Press Release issued October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 5, 2016
By: /s/ HERBERT MUELLER
Herbert Mueller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued October 5, 2016